Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS
OF
TRIPLE-S MANAGEMENT CORPORATION
(a Commonwealth of Puerto Rico corporation)

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ARTICLE I
OFFICES AND RECORDS
     Section 1.1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the Commonwealth of Puerto Rico shall be as stated in the Amended and Restated Articles of Incorporation of the Corporation (as the same may be further amended and/or restated) (the “Articles of Incorporation”) or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the Commonwealth of Puerto Rico pursuant to applicable provisions of law.
     Section 1.2. Corporate Offices. The Corporation may have such corporate offices anywhere within or outside the Commonwealth of Puerto Rico as the Board of Directors from time to time may determine or the business of the Corporation may require.
     Section 1.3. Books and Records. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its stockholders and Board of Directors (and any Committee designated by the Board of Directors) and the names and places of residence of its officers. The Corporation shall keep at its registered office or principal place of business in the Commonwealth of Puerto Rico, or at the office of its transfer agent, if any, books and records in which shall be recorded the number of outstanding shares, the names of the record owners of the shares, the numbers owned by them respectively and the transfer of such shares with the date of transfer.
ARTICLE II
SHAREHOLDERS
     Section 2.1. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the Commonwealth of Puerto Rico designated by the Board of Directors, or (ii) if the Board of Directors so determines, solely by means of remote communication to the extent permitted by law. In the absence of any such designation by the Board of Directors, stockholders’ meetings shall be held at the principal place of business of the Corporation.
     Section 2.2. Annual Meetings. An annual meeting of the stockholders of the Corporation for the election of Directors and such other business as may come before the meeting shall be held during the month of April of each year or during such other month as the Board of Directors may determine on such date and time as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting, at which time the stockholders entitled to vote thereon shall elect Directors and shall transact such other business as may properly come before the meeting as provided herein.
     Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board or a majority of the whole Board of Directors (as defined in Section 3.10 of these Bylaws). Special meetings of stockholders may not be called by any other person or persons. The person or persons who call the special meeting shall have the exclusive right to determine the business to be transacted at any special meeting and no other issue or matter may be acted upon by any stockholders at any such special meeting.

     Section 2.4. Notice; Waiver of Notice; Affidavit of Notice.
     (a) Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place (if any), day and hour of the meeting, the means of remote communications (if any, and to the extent permitted by law) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes thereof, and, in the case of an annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered or given to each stockholder entitled to vote at such meeting, as determined in accordance with Section 2.9 of these Bylaws, not less than ten (10) days or more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent permitted by law, through electronic means, by or at the direction of the President and Chief Executive Officer, the Secretary or the persons calling the meeting pursuant to Section 2.3 of these Bylaws, unless, as to a particular matter, other or further notice is required by the General Corporation Law of Puerto Rico, as amended from time to time (the “GCLPR”) or other applicable law, in which case such other or further notice shall be given. To the extent permitted by law, any notice to stockholders who share an address given by the Corporation shall be effective if given by a single written notice to stockholders who share an address in the manner permitted by the GCLPR.
     (b) An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting shall be executed by the Secretary, an Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.
     Section 2.5. Presiding Officials. Every meeting of the stockholders, for whatever purpose, shall be convened by the Secretary or any of the persons who called the meeting pursuant to Section 2.3 of these Bylaws. The meeting shall be presided over by the Chairman of the Board or,in his or her absence, such other director as may be designated by the majority of the Board of Directors.
     Section 2.6. Quorum; Adjournment. The constitution of a quorum at any meeting of the stockholders shall require one third (1/3) of the outstanding shares of the Corporation’s capital stock entitled to vote at such meeting, represented in person or by proxy. The stockholders present at a duly held meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the event that less than a quorum is represented at a meeting, the shares so represented, by a majority vote, shall have the right successively to adjourn the meeting to a specified date and time, without notice to any stockholder not present at the meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In all matters other than in connection with the election of Directors, such matters shall be authorized by a majority of the votes cast, unless a greater percentage is required by the GCLPR or other applicable law, the Articles of Incorporation or these Bylaws.

     Section 2.7. Proxies. Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a proxy given in any manner permitted by, and subject to the provisions of, the GCLPR or other applicable law.
     Section 2.8. Voting. Each stockholder shall have the number of votes provided in the Articles of Incorporation for each share of stock entitled to vote under the provisions of the Articles of Incorporation and registered in such stockholder’s name on the books of the Corporation. As provided in the Articles of Incorporation, there shall be no cumulative voting of a class or series of capital stock in the election of directors of the Corporation.
     Section 2.9. Fixing Date for Determination of Stockholders of Record.
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be as provided by the GCLPR.
     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be as provided by the GCLPR.
     Section 2.10. Stockholders’ Lists. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, with the address of and the number of voting shares of each class owned of record by each stockholder of record as of the date determined pursuant to Section 2.9 of these Bylaws shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of at least ten (10) days prior to the meeting, be kept on file at a place within the city where the meeting is to be held and shall at any time during the usual hours for business be subject to inspection by any stockholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the Commonwealth of Puerto Rico, shall be prima facie evidence as to who are the stockholders entitled to examine such list of stockholders, share ledger or transfer book or to vote at any meeting of stockholders.
     Section 2.11. Conduct of Stockholder Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by the GCLPR or other applicable law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the Chairman of the meeting may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may, to the extent not prohibited by the GCLPR or other applicable law, include, without limitation, the following: (i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time; (v) limitation on the time allotted to questions or comments by participants; (vi) a determination of whether the proponent of any proposal is entitled to obtain a vote by stockholders on that proposal at that meeting under the standards prescribed in these Bylaws and such other standards as the Chairman of the meeting shall determine to be applicable; (vii) the taking and counting of votes at such meetings; and (viii) the resolution of any other questions which may be raised at such meeting. Unless otherwise determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.
     Section 2.12. Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint one or more persons (other than nominees for office, Directors or stockholders) to act as inspectors of election at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting shall appoint a person to fill such vacancy. The inspector shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes or ballots; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
     Section 2.13. Stockholder Proposals. Nominations by stockholders of persons for election to the Board of Directors of the Corporation may be made at an annual meeting in compliance with Section 3.4 hereof. The proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a record holder on the record date pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder, to be timely, must be delivered not later than the close of business on the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice to the Secretary shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any on whose behalf the proposal is made, (i) his or her name and address of record, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by each of them, (b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, and (c) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Only such business shall be conducted at a meeting of stockholders as shall have been (1) brought before the meeting in accordance with the procedures set forth in this section and (2) determined to be proper for shareholder action and inclusion in the proxy statement for the annual meeting by the Board of Directors pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) and the regulations promulgated thereunder (“Proxy Rules”). The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposal made at the meeting was not made in accordance with the foregoing procedures and, in such event, the proposal shall be disregarded. Any decision by the Chairman of the meeting shall be conclusive and binding upon all stockholders of the Corporation for any purpose. Nothing in these Bylaws shall be deemed to prohibit a stockholder from including any proposals in the Corporation’s proxy statement to the extent such inclusion shall be required under the Exchange Act and the Proxy Rules or to lessen any obligation by any stockholder to comply with the Proxy Rules; provided, however, that the fact that the business is properly brought before an annual meeting by a stockholder under this Section 2.13 shall not obligate the Corporation to endorse the proposal or (except to the extent required by the Proxy Rules) to provide a means to vote on that proposal on proxy cards solicited by the Corporation or to include information about that proposal in the Corporation’s proxy statement.
ARTICLE III
BOARD OF DIRECTORS
     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done exclusively by the stockholders under the GCLPR or other applicable law or by the Articles of Incorporation or by these Bylaws. The Board of Directors, however, must comply with all requirements under rules promulgated by the Blue Cross Blue Shield Association.
     Section 3.2. Division of the Board of Directors into Classes. The Board of Directors shall be divided into three (3) classes in accordance with the Articles of Incorporation.
     Section 3.3. Board of Directors’ Power to Alter the Number of Directors and the Size of Classes. The Board of Directors shall have the power (within the limitations prescribed by the Articles of Incorporation) by a resolution adopted by majority of the Board of Directors to alter (i) the total number of directorship positions on the Board of Directors, and (ii) the number of directorship positions in any of the three (3) classes of Directors established by the Articles of Incorporation; provided, that no director’s term shall be shortened by reason of a resolution reducing the number of directors. Except as otherwise expressly provided in the Articles of Incorporation, from the adoption of any particular resolution in the manner provided in the preceding sentence until the adoption in the manner prescribed by the preceding sentence of any subsequent resolution altering the results of the particular resolution, (i) the total number of directorship positions on the Board of Directors shall be equal to the number specified in the particular resolution, and (ii) the number of directorship positions in each of the three classes of Directors established by the Articles of Incorporation shall be the number established in the particular resolution.
     Section 3.4. Election of Directors by Stockholders.
     (a) All Directors of the Corporation shall be natural persons of full age, but need not be stockholders of the Corporation, and must comply with any applicable requirements under rules promulgated by the Blue Cross Blue Shield Association. No person may be nominated for election or reelection to the Board of Directors following his or her 72nd birthday; provided, that this restriction shall not apply to the President and Chief Executive Officer. Except in the case of vacancies, Directors shall be elected by the stockholders. If Directors of more than one class are to be elected, each class of Directors to be elected at the meeting shall be nominated and elected separately.
     (b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors.
     (c) Nominations of persons for election to the Board of Directors of the Corporation may also be made at the meeting by any stockholder of record as of the record date entitled to vote for the election of Directors who complies with the notice procedures set forth in this Section 3.4 (c) and (d). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder, to be timely, must be delivered not later than the close of business on the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and (v) the consent of such person to serve as a director if so elected; and (b) as to the stockholder giving the notice (i) the name and address of record of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between the stockholder, any such beneficial owner, each nominated person and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (iv) if the stockholder intends to solicit proxies in support of the person nominated by the stockholder, a representation to that effect. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director by the stockholders of the Corporation unless (i) nominated in accordance with the procedures set forth herein, and (ii) such nominee satisfies any and all eligibility criteria established by the Board of Directors of the Corporation.
     (d) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the Chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.
     Section 3.5. Vacancies. If the office of any director or directors becomes vacant, or a new directorship is created, the Board of Directors shall choose a director or directors to fill the newly created directorship or vacancy. Such vacancies shall be filled by the affirmative vote of a majority of the current directors, or by an election at an annual meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor or office or, if the vacancy is caused by an increase in the number of directors, until the next election of one or more directors by shareholders.
     Section 3.6. Meetings of the Newly Elected Board of Directors. The members of each newly elected Board of Directors shall meet at such time and place as shall be consented to in writing by (i) a majority of the newly elected Directors, provided that written or printed notice of such meeting shall be given to each of the other Directors in the same manner as provided in these Bylaws with respect to the giving of notice for special meetings of the Board of Directors, except that it shall not be necessary to state the purpose of the meeting in such notice, or (ii) all of the newly elected Directors.
     Each Director of the Corporation, upon such Director’s election, shall qualify by accepting the office of Director, and such Director’s attendance at, or written approval of the minutes of, any meeting of the Board of Directors subsequent to such Director’s election shall constitute such Director’s acceptance of such office; or such Director may execute such acceptance by a separate writing, which shall be placed in the minute book(s).

     Section 3.7. Notice of Meeting; Waiver of Notice.
     (a) Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places either within or outside of the Commonwealth of Puerto Rico as shall be determined from time to time by the Chairman of the Board and notified in writing by the Secretary to the Directors. Any business may be transacted at a regular meeting.
     (b) Special Meetings.
     (i) Except as otherwise required by the GCLPR or other applicable law, special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors and shall be called by the Secretary on the written request of any of the foregoing. The place may be within or out of the Commonwealth of Puerto Rico as designated in the notice.
     (ii) Written or printed notice of each special meeting of the Board of Directors, stating the place, day and hour of the meeting and the purpose or purposes thereof (except as otherwise expressly provided in these Bylaws), shall be mailed to each Director at least three (3) days before the day on which the meeting is to be held, or shall be delivered to such Director personally or sent to such Director by electronic transmission (if consented to by the Director to whom the notice is given) or facsimile at least two (2) days before the day on which the meeting is to be held; provided, however, that if the special meeting is called in connection with an emergency, the notice shall be given at least one (1) day prior to the special meeting. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the Director at such Director’s residence or usual place of business. If given by electronic transmission or facsimile, such notice shall be deemed delivered upon receipt of verification or failure to receive a notice of failure of delivery. The notice may be given by any person having authority to call the meeting.
     (iii) “Notice” and “call” with respect to such meetings shall be deemed to be synonymous.
     (c) Waiver of Notice. Whenever any notice is required to be given to any Director under the provisions of the GCLPR or other applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by such Director, or a waiver by electronic transmission by such Director, whether before or after the time stated therein for holding such meeting, shall be deemed equivalent to the giving of such notice. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

     Section 3.8. Meetings by Conference Telephone or Other Communications Equipment. Unless otherwise prohibited by the GCLPR or other applicable law, the Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or Committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.
     Section 3.9. Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the Directors, or of any Committee designated by the Board of Directors, may be taken without a meeting if consents in writing or by electronic transmission, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the Committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or of the Committee as the case may be.
     Section 3.10. Quorum and Voting. At all meetings of the Board of Directors, a majority of the total number of directors holding office, unless a greater number as to any particular matter is required by the GCLPR or other applicable law, the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, subject to the provisions of the GCLPR, and unless the act of a greater number is required by the GCLPR or other applicable law, the Articles of Incorporation or these Bylaws.
     Section 3.11. Compensation of Directors and Committee Members. Directors and members of all Committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. By resolution of the Board of Directors a fixed sum and expenses of attendance, if any, also may be allowed for attendance at each regular or special meeting of the Board of Directors or any Committee.
     Section 3.12. Resignations. Any Director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and, unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.
     Section 3.13. Removal of Directors. Any director or the whole Board of Directors may only be removed with just cause by the holders of a majority of the shares entitled to vote to elect directors. For purposes of this section, the term just cause shall include but not be limited to any violation of the rules promulgated by the Blue Cross Blue Shield Association.
     Section 3.14. Committees.
     (a) The Board of Directors (i) may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees consisting of one or more directors of the

Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on the New York Stock Exchange (“NYSE”), by resolution passed by a majority of the whole Board of Directors, designate all committees required by the rules and regulations of the NYSE. Except to the extent restricted by applicable law or the Articles of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the power and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of the NYSE, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. The term “whole Board of Directors,” as used in these Bylaws, means the total number of Directors which the Corporation would have as of the date of such determination if the Board of Directors of the Corporation had no vacancies.
     (b) In the creation of committees, the Board of Directors must comply with all Blue Cross Blue Shield Association requirements, including the prohibitions related to the participation of officers or employees of the Corporation or its subsidiaries in the Compensation, Nominations and Audit Committees, if any.
     Section 3.15. Procedures; Meetings; Quorum. Committees shall meet at such times and at such place or places as may be provided by such rules of procedure as the Committee may adopt, or by resolution of the Board of Directors. At every meeting of a Committee, the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.
     Section 3.16 Committee Vacancies. Vacancies in a Committee may be filled by the Board of Directors at any meeting. Each member of a Committee shall hold office until his or her successor has been duly elected and qualified, or until he or she has resigned or been removed from the Committee by the Board of Directors, or until he or she otherwise ceases to be a Director or ceases to meet Committee membership requirements. Any member of a Committee may be removed by resolution adopted by a majority of the whole Board of Directors.
ARTICLE IV
OFFICERS
     Section 4.1. Election and Qualifications. The officers will be a Chairman of the Board, Vice Chairman of the Board, President and Chief Executive Officer, a Chief Financial Officer, and a Secretary. The Board of Directors may also elect such other officers or assistant officers as it may from time to time determine by resolution of the Board creating the office and defining the duties thereof. The Chairman of the Board and the Vice Chairman of the Board shall be elected by the Board of Directors from among its members. All other officers shall be elected by the Board of Directors or appointed by the President and Chief Executive Officer of the Corporation and need not be selected from among the members of the Board of Directors.
     Section 4.2 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of

Directors or the President and Chief Executive Officer of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officers or agents appointed by the President and Chief Executive Officer of the Corporation may also be removed from such officer positions by the President and Chief Executive Officer. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, or, in the case of an officer appointed by the President and Chief Executive Officer of the Corporation, by the President and Chief Executive Officer or the Board of Directors.
     Section 4.3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the whole Board of Directors.
     Section 4.4. Chairman of the Board. The Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and of the stockholders and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.
     Section 4.5. Vice Chairman of the Board. The Vice Chairman of the Board will assume, in the absence of the Chairman of the Board or if the Chairman is unable to perform his or her duties, all of the Chairman’s duties and faculties. The Vice Chairman must be deemed independent pursuant to the Corporation’s standards of independence for its Board of Directors, and if the Chairman is not deemed independent, shall preside over any executive sessions of independent directors; provided that in his or her absence, those independent members who are present at any given session shall designate one director from among them to preside the session.
     Section 4.6. President and Chief Executive Officer. The President and Chief Executive Officer shall exercise the powers, manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors or as may be provided for in these Bylaws. Specifically, the President and Chief Executive Officer shall be the principal policymaking officer of the Corporation. Subject to the authority of the Board of Directors, he or she will formulate the major policies to be pursued in the administration of the Corporation’s affairs. He or she shall study and make reports and recommendations to the Board of Directors with respect to major problems and activities of the Corporation and shall see that the established policies are placed into effect and carried out. The President of the Corporation will also be the Chief Executive Officer.
     Section 4.7. Chief Financial Officer. The Chief Financial Officer shall be responsible for the Corporation’s overall financial strategy and its treasury, accounting and financial reporting functions. Specifically, he or she shall have the care and custody of the Corporation’s funds and securities, manage the Corporation’s working capital, execute investment policies, maintain the accounting books and records, manage the operating and capital budgets, coordinate the preparation of financial statements and tax documents, and perform such other duties as mandated by law, regulation or the listing rules of any exchanges on which the Corporation’s stock may be listed or as may be assigned by the Board of Directors or the President and Chief Executive Officer. The Chief Financial Officer shall be authorized to act as Treasurer of the Corporation and sign any documents in such capacity for purposes of government reporting.
     Section 4.8 Secretary. The Secretary will take on oath to loyally carry out the duties of his/her office and will make sure that the minutes books of the Corporation are duly maintained and will note or cause to be noted the actions of the Board of Directors and the stockholder meetings and the voting therein. The Secretary will issue the necessary certificates and will be responsible for the corporate seal. The Secretary will be responsible for making sure that the registry of all of the stockholders and the Articles of Incorporation, the Bylaws and the regulations are safely kept at the principal offices of the Corporation. In addition, the Secretary will certify the official acts of the Board of Directors. The Secretary need not be a member of the Board of Directors.
     Section 4.9. Voting as a Stockholder. The President and Chief Executive Officer, the Secretary, the Chief Financial Officer or any other officer or person designated by the Board of Directors, acting singly, shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers, acting singly, shall have full power and authority to execute on behalf of the Corporation any instrument expressing consent to or dissent from any action of any such corporation without a meeting.
ARTICLE V
STOCK
     Section 5.1. Payment for Shares of Stock. The Corporation shall not issue shares of stock of the Corporation except for money paid, labor done or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any stockholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part or any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.
     Section 5.2. Certificates Representing Shares of Stock. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be represented by uncertificated shares. Such resolution shall not apply to any share of capital stock represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of shares of capital stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate in the form prescribed by the GCLPR.
     When shares of capital stock are represented by certificates, the Corporation shall issue such certificates in such form as shall be prescribed by the Board of Directors of the Corporation in conformity with the Articles of Incorporation, the GCLPR or other applicable law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the holder of such shares. Each certificate shall exhibit the name of the Corporation, the Class (or series of class) and number of shares represented thereby, and the name of the holder. It shall be signed by the President and Chief Executive Officer or any other officer appointed by the Board of Directors and by the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     Section 5.3. Transfers of Shares—Transfer Agent—Registrar. The transfer of shares of the Corporation shall be subject to the restrictions set forth in the Articles of Incorporation. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such stockholder’s attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.
     Section 5.4. Transfer of Shares — Procedures — Regulations. Subject to the restrictions set forth in Section 5.3 above, shares of capital stock of the Corporation shall be transferable on the books of the Corporation by the person named in the Corporation’s stock register, in the case of uncertificated shares, or by his duly authorized attorney lawfully constituted in writing and, in the case of certified shares, upon surrender or cancellation of a certificate or certificates, for a like number of shares of the same class or series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of signatures as the Corporation or its agents may reasonably require. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the GCLPR and other applicable law, the Articles of Incorporation or these Bylaws.

     Section 5.5. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of the stockholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the stockholders who are stockholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.
     Section 5.6. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board of Directors it is proper to do so.
ARTICLE VI
GENERAL PROVISIONS
     Section 6.1. Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.
     Section 6.2. Corporate Seal. The corporate seal of the Corporation shall be in such form as may be approved by the Board of Directors. The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. The Secretary of the Corporation shall have the authority to affix and attest the corporate seal. The Board of Directors may give general authority to any other officer of the Corporation to affix the corporate seal and, when so affixed, to attest the seal by such officer’s signature.
     Section 6.3. Contracts. Except as otherwise provided by law, these Bylaws or resolutions of the Board of Directors, any contract or other instrument shall be valid and binding on the Corporation if executed and delivered in its name and on its behalf by the President and Chief Executive Officer. The Board of Directors may, however, authorize any other officer or officers or other agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 6.4. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Each of such officers and agents shall give such bond, if any, as the Board of Directors may require.
     Section 6.5. Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.
     Section 6.6. Amendments of the Bylaws.
     (a) The Board of Directors of the Corporation shall have the power to amend these Bylaws by the vote of a majority of the whole Board of Directors of the Corporation. Notwithstanding anything contained in these Bylaws to the contrary, the approval of the Blue Cross Blue Shield Association (unless each and every License Agreement with the Blue Cross Blue Shield Association to which the Corporation or its subsidiaries shall be subject shall have been terminated) shall be required to amend Section 2.8, the first sentence of Section 3.4(a), Section 3.13 and Section 3.14(b) of these Bylaws and the BCBSA approval requirement contained in this Section 6.6 of these Bylaws. For purposes of this Section 6.6 only, the term “whole Board of Directors of the Corporation” means the total number of Directors who hold office in the Corporation on the date the particular determination is approved.
     (b) The holders of the Corporation’s capital stock shall not have the power to amend or replace the Bylaws in whole or in part unless such amendment or replacement shall be approved by the holders of at least a majority of the issued and outstanding shares of common stock of the Corporation.
Approved on: June 1, 2010